Exhibit 99.1

Brandywine Realty Trust Prices $250 Million of 3.95% Ten-Year Senior Unsecured Guaranteed Notes

RADNOR, PA, December 12, 2012 — Brandywine Realty Trust (the “Company”) (NYSE:BDN) announced today that its operating partnership, Brandywine Operating Partnership, L.P., has priced the underwritten public offering of $250 million of 3.95% senior unsecured guaranteed notes due 2023. Interest on the notes will be payable semi-annually on February 15 and August 15 commencing August 15, 2013. The notes are being offered to investors at a price of 99.273% of principal amount with a yield to maturity of 4.037%, representing a spread at pricing of 235 basis points to the yield on the 1.625% Treasury note due November 15, 2022. The net proceeds of the offering, after deducting underwriting discounts and offering expenses, are expected to be approximately $246.1 million and will be used to fund the previously announced tender offers intended to be commenced for $216.8 million in outstanding principal amount of the 7.5% Guaranteed Notes due May 15, 2015 and $250 million in outstanding principal amount of the 6.0% Guaranteed Notes due April 1, 2016 of Brandywine Operating Partnership, L.P. Any net proceeds not used to fund these tender offers will be used for general corporate purposes and for the repayment, repurchase or other retirement of existing indebtedness. The sale of the notes is expected to close on December 18, 2012.

The joint book-running managers for the offering are J.P. Morgan Securities LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. The senior co-managers for the offering are Capital One Southcoast; Inc.; Citigroup Global Markets Inc.; Goldman, Sachs & Co.; RBC Capital Markets, LLC and Wells Fargo Securities, LLC. The co-managers for the offering are BB&T Capital Markets, a division of Scott & Stringfellow, LLC; BMO Capital Markets Corp.; BNY Mellon Capital Markets, LLC; Cantor Fitzgerald & Co.; Comerica Securities, Inc.; The Huntington Investment Company; Janney Montgomery Scott LLC; Mitsubishi UFJ Securities (USA), Inc.; Santander Investment Securities Inc.; TD Securities (USA) LLC and U.S. Bancorp Investments, Inc.

This offering is being made pursuant to an effective shelf registration statement and related prospectus and preliminary prospectus supplement filed by the Company with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Copies of the prospectus supplement and prospectus relating to the offering may be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, NY 10038, Attention: Prospectus Department, toll-free: 1-800-294-1322, e-mail: dg.prospectus_requests@baml.com; J.P. Morgan Securities LLC, 383 Madison Avenue New York, NY 10179, Attention: High Grade Syndicate Desk (212) 834-4533; and RBS Securities Inc., 600 Washington Boulevard, Stamford, CT 06901, Attention: Debt Capital Markets Syndicate, 1-866- 884-2071.

About Brandywine Realty Trust

Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, leases and manages an urban, town center and suburban office portfolio comprising 295 properties and 34.0 million square feet, including 219 properties and 24.5 million square feet owned on a consolidated basis and 57 properties and 7.0 million square feet in 19 unconsolidated real estate ventures all as of September 30, 2012. For more information, please visit www.brandywinerealty.com.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

relate to, among others, the Company’s ability to lease vacant space and to renew or relet space under expiring leases at expected levels, the potential loss of major tenants, interest rate levels, the availability and terms of debt and equity financing, competition with other real estate companies for tenants and acquisitions, risks of real estate acquisitions, dispositions and developments, including cost overruns and construction delays, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2011. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

555 East Lancaster Avenue, Suite 100, Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622